Exhibit 31A

CERTIFICATION

I, Shevach Saraf, Chairman, President, Chief Executive Officer, Treasurer and Chief Financial Officer of Solitron Devices, Inc., certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Solitron Devices, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 28, 2016

/s/ Shevach Saraf
Shevach Saraf
Chairman, President,
Chief Executive Officer,
Treasurer and Chief Financial Officer